SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2007

VISTULA COMMUNICATIONS SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022
(Address of principal executive offices) (Zip Code)

(212) 317-8900
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Supplemental Agreement with Scott Lee Goodwin

On April 2, 2007, Vistula Communications Services, Inc. (“Vistula”) and Scott Goodwin (“Goodwin”) agreed to an extension of the First Put Option (as defined below), such that the First Put Option will expire on April 27, 2007 instead of March 21, 2007.

Vistula entered into a share purchase agreement with Goodwin on October 12, 2006 (the “Purchase Agreement”), under which Goodwin could require Vistula to repurchase 2,500,000 shares of Vistula’s common stock (the “Consideration Shares”) for an aggregate purchase price of $2,500,000.

The Purchase Agreement was amended by a supplemental agreement between the parties on February 12, 2007 to provide that: (i) Goodwin shall have the option to require Vistula to purchase 1,400,000 of the Consideration Shares for a total aggregate cash consideration of $1,400,000 (the “First Put Option”); and (ii) Goodwin shall have the option to require Vistula to purchase 1,100,000 of the Consideration Shares for a total aggregate cash consideration of $1,100,000 (the “Second Put Option”). The First Put Option may only be exercised in the period commencing on February 1, 2007 and ending on March 21, 2007. The Second Put Option may only be exercised in the period commencing on August 1, 2007 and ending on August 31, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: April 6, 2007	/s/ Jared P. Taylor
Jared P. Taylor Chief Financial Officer

3